Exhibit 99.2

UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF NEW JERSEY HONORABLE MICHAEL B. KAPLAN CASE NO. 10-35313 (MBK) Chapter 11 (Jointly Administered)
In re: RCLC, Inc. f/k/a Ronson Corporation, et al., Debtors-in-Possession.

FIRST AMENDED JOINT PLAN OF RCLC, INC. F/K/A RONSON CORPORATION,
RA LIQUIDATING CORP. F/K/A RONSON AVIATION, INC. AND RCPC LIQUIDATING CORP.
F/K/A RONSON CONSUMER PRODUCTS CORPORATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Michael D. Sirota, Esq.
David M. Bass, Esq.
Felice R. Yudkin, Esq.
COLE, SCHOTZ, MEISEL, FORMAN
& LEONARD, P.A.
A Professional Corporation
Court Plaza North
25 Main Street
P.O. Box 800
Hackensack, New Jersey 07602-0800
(201) 489-3000
(201) 489-1536 Facsimile
Attorneys for RCLC, Inc., et al.,
Debtors-in-Possession

Dated:  March 23, 2011

i

FIRST AMENDED JOINT PLAN OF RCLC, INC. F/K/A RONSON
 CORPORATION, RA LIQUIDATING CORP. F/K/A RONSON AVIATION, INC.
AND RCPC LIQUIDATING CORP. F/K/A RONSON CONSUMER PRODUCTS
CORPORATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

The above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) hereby respectfully propose the following first amended joint plan under chapter 11 of the Bankruptcy Code.

ARTICLE I.

RULES OF INTERPRETATION, COMPUTATION OF TIME,
GOVERNING LAW AND DEFINED TERMS

A.           Rules of Interpretation, Computation of Time and Governing Law

1.           For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (e) unless otherwise stated, the words “herein,” “hereof’ and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; and (i) the terms of the Plan are not intended to alter the terms of the Aviation Purchase Agreement in any way and, further, that in the event of any inconsistency between the terms of the Plan and the Aviation Purchase Agreement the terms of the Aviation Purchase Agreement shall control.

2.           The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.

3.           Except to the extent that the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, lease instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, without giving effect to the principles of conflict of laws thereof.

B.           Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

1.           “503(b)(9) Bar Date” means December 20, 2010.

2.           “Accrued Professional Compensation” means, at any given moment, all accrued, contingent and/or unpaid fees and expenses (including success fees and Allowed Fee Claims) for legal, financial, advisory, accounting and other services and reimbursement of expenses that are awardable and allowable under sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise rendered prior to the Effective Date by any Retained Professionals in the Chapter 11 Cases that the Bankruptcy Court has not denied by a Final Order, to the extent that any such fees and expenses have not been previously paid regardless of whether a fee application has been Filed for any such amount. To the extent that the Bankruptcy Court or any higher court denies or reduces by a Final Order any amount of a Retained Professional’s fees or expenses, then those reduced or denied amounts shall no longer constitute Accrued Professional Compensation.

3.           “Acquired Assets” shall have the meaning set forth in the Aviation Purchase Agreement.

4.           “Administrative Claim” means any Claim for costs and expenses of administration of the Estates under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the respective Estates and operating the businesses of the Debtors; (b) Fee Claims; (c) all fees and charges assessed against the Estates under chapter 123 of Title 28 of the United States Code, 28 U.S.C. §§ 1911-30; (d) Claims arising under section 503(b)(9) of the Bankruptcy Code; and (e) solely, to the extent provided by a Final Order, any and all indemnification claims of directors and officers against the Debtors.

5.           “Administrative Claims Bar Date” means (i) December 20, 2010 for Claims arising on or after the Petition Date through and including November 30, 2010, or (ii) the first Business Day that is 60 days following the Effective Date for Claims arising after November 30, 2010.

6.           “Administrative Fee Order” means the Administrative Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses to Professionals Pursuant to 11 U.S.C. Sections 105(a) and 331 entered by the Bankruptcy Court on September 17, 2010.

7.           “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

8.           “Allowed” means with respect to Claims: (a) any Claim proof of which is timely Filed by the applicable Claims Bar Date (or for which Claim under the Bankruptcy Code or Final Order of the Bankruptcy Court a Proof of Claim is or shall not be required to be Filed); (b) any Claim that is listed in the Schedules as not contingent, not unliquidated and not disputed, and for which no Proof of Claim has been timely Filed; or (c) any Claim Allowed pursuant to the Plan; provided, however, that with respect to any Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if and to the extent that with respect to any Claim (i) no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court or (ii) regardless of whether such an objection is so interposed, the Claim shall have been Allowed by a Final Order. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated or disputed, and for which no Proof of Claim is or has been timely Filed, is not considered Allowed and shall be expunged without further action by the Debtors or the Post-Consummation Trust and without further notice to or action, approval or order of the Bankruptcy Court.

9.           “Assumed Contracts” means those Executory Contracts and Unexpired Leases assumed and assigned to the Aviation Purchaser pursuant to the Aviation Purchase Agreement.

10.           “Assumed Liabilities” has the meaning set forth in the Aviation Purchase Agreement.

11.           “Aviation” means RA Liquidating Corp. f/k/a Ronson Aviation, Inc.

12.           “Aviation Purchase Agreement” means that certain Asset Purchase Agreement by and among the Debtors and the Aviation Purchaser, dated August 27, 2010, as amended from time to time and as approved by the Bankruptcy Court on September 8, 2010.

13.           “AviationPurchaser” means Trenton Aviation, LLC.

14.           “AviationSale Order” means the order of the Bankruptcy Court entered in the Chapter 11 Cases on September 8, 2010 at Docket # 71, approving the Aviation Sale Transaction with the Aviation Purchaser.

15.           “Aviation Sale Proceeds” means all Cash proceeds of the Aviation Sale Transaction.

16.           “AviationSale Transaction” means that transaction between the Debtors and the Aviation Purchaser as set forth in the Aviation Purchase Agreement.

17.           “Ballots” means the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process, and which must be actually received on or before the Voting Deadline.

18.           “Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as applicable to the Chapter 11 Cases.

19.           “Bankruptcy Court” means the United States Bankruptcy Court for the District of New Jersey, having jurisdiction over the Chapter 11 Cases and, to the extent of the withdrawal of any reference under 28 U.S.C. § 157 and/or the order of the United States District Court for the District of New Jersey, the United States District Court for the District of New Jersey.

20.           “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. § 2075 and the general, local and chambers rules of the Bankruptcy Court.

21.           “Beneficiaries” means the Holders of Claims that are to be satisfied through post-Effective Date distributions from the Post-Consummation Trust as provided herein.

22.           “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined by Bankruptcy Rule 9006(a)).

23.           “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits, checks and Cash Equivalents.

24.           “Cash Equivalents” means equivalents of Cash in the form of readily marketable securities or instruments issued by an Entity, including readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody’s rating of “P2” or better, or equivalent rating of any other nationally recognized rating service, or interest bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders’ equity or capital of not less than one hundred million dollars ($100,000,000) having maturities of not more than one year, at the then generally prevailing rates of interest for like amounts and like periods.

25.           “Causes of Action” means all actions, causes of action, Claims, Chapter 5 Claims, liabilities, obligations, rights, suits, debts, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims, whether disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, through and including the Effective Date.

26.           “Chapter 5 Claims” means any and all avoidance, recovery, subordination or other actions or remedies that may be brought on behalf of the Debtors or their estates under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552, 553(b) and 724(a) of the Bankruptcy Code.

27.           “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

28.           “Claim” means any claim against a Debtor as defined in section 101(5) of the Bankruptcy Code.

29.           “Claims Bar Date” means, as applicable, (a) the General Bar Date, (b) the Government Claims Bar Date, (c) the Administrative Claims Bar Date or (d) such other period of limitation as may be specifically fixed by an order of the Bankruptcy Court for filing such Claims.

30.           “Claims Objection Bar Date” means, as applicable: (a) 300 days after the Effective Date; or (b) such other period of limitation as may be specifically fixed by an order of the Bankruptcy Court or the relevant parties for objecting to any Claims.

31.           “Claims Register” means the official register of Claims maintained by the Clerk of the Bankruptcy Court.

32.           “Class” means a category of Holders of Claims or Equity Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.

33.           “Commission” means the U.S. Securities and Exchange Commission.

34.           “Committee” means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases.

35.           “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to all conditions specified in Article X hereof having been (a) satisfied or (b) waived pursuant to Article X.C hereof.

36.           “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

37.           “Confirmation Hearing” means the hearing held by the Bankruptcy Court on Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.

38.           “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

39.           “Consumer” means RCPC Liquidating Corp. f/k/a Ronson Consumer Products Corporation.

40.           “Consummation” means the occurrence of the Effective Date.

41.           “Cure Claim” means a Claim based upon a Debtor’s monetary defaults on an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by such applicable Debtor under sections 365 or 1123 of the Bankruptcy Code.

42.           “D&O Liability Insurance Policy” means any and all insurance policies for directors’ and officers’ liability maintained by one or more of the Debtors as of the Petition Date or maintained or obtained thereafter, including without limitation, the Executive and Organization Liability Insurance Policy, Policy Number 01-285-04-67, and such endorsements and amendments thereto, issued by National Union Fire Insurance Company of Pittsburgh, Pa/Chartis.

43.           “Debtor” means one of the Debtors, in its individual capacity as a debtor and as a debtor in possession in these Chapter 11 Cases.

44.           “Debtor Release” means the release given by the Debtors to the Debtor Releasees as set forth in Article XI.B hereof.

45.           “Debtor Releasees” means, collectively, (a) all current and former officers, directors, employees and shareholders of the Debtors, as well as their subsidiaries; and (b) all attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals and affiliates of the Debtors and their subsidiaries, and each of their respective predecessors and successors in interest, and all of their respective current and former members (including ex officio members), officers, directors, employees, partners, attorneys, financial advisors, accountants, managed funds, investment bankers, investment advisors, actuaries, professionals and affiliates, each in their respective capacities as such.

46.           “Debtors” means, collectively:  RCLC, Inc. (f/k/a Ronson Corporation), RA Liquidating Corp. (f/k/a Ronson Aviation, Inc.) and RCPC Liquidating Corp. (f/k/a Ronson Consumer Products Corporation).

47.           “Debtors in Possession” means, collectively, the Debtors, as debtors in possession in these Chapter 11 Cases.

48.           “DIP Credit Agreement” means that certain Debtor-in-Possession Credit and Security Agreement dated August 19, 2010, by and between the DIP Lender, the Debtors and RCC Inc. as the same may be amended, modified, ratified, extended, renewed, restated or replaced.

49.           “DIP Credit Agreement Claim” means any Claim arising under or related to the DIP Credit Agreement.

50.           “DIP Lender” means Wells Fargo Bank, National Association.

51.           “DIP Order” means the Final Order of the Bankruptcy Court that, among other things, approves the DIP Credit Agreement.

52.           “DIP Sale Proceeds” means Aviation Sale Proceeds equal to the total amount of all DIP Credit Agreement Claims.

53.           “Disclosure Statement” means the First Amended Disclosure Statement for the First Amended Joint Plan of RCLC, Inc. (f/k/a Ronson Corporation), RA Liquidating Corp. (f/k/a Ronson Aviation, Inc.) and RCPC Liquidating Corp. (f/k/a Ronson Consumer Products Corporation) Under Chapter 11 of the Bankruptcy Code, as amended, supplemented or modified from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan, that is prepared and distributed in accordance with the Bankruptcy Code, Bankruptcy Rules and any other applicable law.

54.           “Disputed Claim” means, with respect to any Claim, any Claim that is not yet Allowed.

55.           “Disputed Claims Reserve” means a reserve for any distributions to be set aside by the Post-Consummation Trust Administrator on account of Disputed Claims.

56.           “Distribution Agent” means any Entity or Entities chosen by the Post-Consummation Trust Administrator which Entity or Entities may include the Voting and Claims Agent to make or facilitate distributions provided by the Plan.

57.           “Effective Date” means the day that is the first Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions specified in Article X.B hereof have been: (i) satisfied; or (ii) waived pursuant to Article X.C hereof.

58.           “Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.

59.           “Equity Interest” means any share of common stock, preferred stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest in a Debtor that existed immediately prior to the Effective Date, including any Claim subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising therefrom; provided, however, that Equity Interest does not include any Intercompany Interest.

60.           “Escrows” means those funds held in escrow pursuant to the terms and conditions of each of (i) that certain Escrow Agreement dated February 2, 2010, among Ronson Consumer Products Corporation, Ronson Corporation of Canada, Ltd. and Ronson Corporation, Zippo Manufacturing Company, Nosnor, Inc., and First National Trust Company, (ii) that certain Escrow Agreement dated August 27, 2010, among Ronson Aviation, Inc., Trenton Aviation, LLC and U.S. Bank National Association, and (iii) that certain Remediation and Trust Fund Agreement entered into as of October 12, 2010, by and between Ronson Aviation, Inc. and U.S. Bank National Association.

61.           “Escrow Proceeds” means the residual interest of the Debtors in the Escrows, to the extent returned upon the satisfaction of the terms and conditions of the applicable Escrows.

62.           “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

63.           “Excluded Assets” has the meaning set forth in the Aviation Purchase Agreement.

64.           “Exculpated Parties” means, collectively: (a) the Debtors; (b) the Debtor Releasees; (c) the Committee, the members of the Committee acting in such capacity, (d) the Post-Consummation Trust Administrator, and (e) all of the current and former members (including ex officio members), officers, directors, employees, partners, attorneys, financial advisors, accountants, managed funds, investment bankers, investment advisors, actuaries, professionals, agents, affiliates and representatives of each of the foregoing Entities (whether current or former, in each case in his, her or its capacity as such).

65.           “Exculpation” means the exculpation provision set forth in Article XI.C hereof.

66.           “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

67.           “Fee Claim” means a Claim under sections 328, 330(a), 331, 363 or 503 of the Bankruptcy Code for Accrued Professional Compensation.

68.           “File” or “Filed” means file, filed or filing with the Bankruptcy Court or its authorized designee in these Chapter 11 Cases.

69.           “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied, resulted in no modification of such order or has otherwise been dismissed with prejudice.

70.           “General Administrative Claim” means any Administrative Claim that is not a Fee Claim.

71.           “General Bar Date” means December 20, 2010.

72.           “General Unsecured Claim” means any unsecured Claim against any Debtor, including Intercompany Claims, that is not a Priority Tax Claim, Administrative Claim, Fee Claim or Other Priority Claim.

73.           “Getzler Henrich” means Getzler Henrich & Associates LLC, the Debtors’ Chief Restructuring Officer before the Petition Date.

74.           “Getzler Henrich Claim” means outstanding fees for Getzler Henrich pursuant to the terms of an engagement agreement dated March 30, 2009, secured by the Debtors’ assets and subordinate to the Prepetition Credit Facility Lender.

75.           “Getzler Henrich Proceeds” means Aviation Sale Proceeds equal to the total amount of all Getzler Henrich Claims.

76.           “Government Claims Bar Date” means February 14, 2011.

77.           “Holder” means an Entity holding a Claim or an Equity Interest.

78.           “Impaired” means any Claim in an Impaired Class.

79.           “Impaired Class” means an impaired Class within the meaning of section 1124 of the Bankruptcy Code.

80.           “Indemnification” means the indemnification provision set forth in Article XI.D hereof.

81.           “Indemnification Provision” means each of the Debtors’ indemnification provisions currently in place whether in the bylaws, certificates of incorporation, other formation documents, board resolutions or employment contracts for the current and former directors, officers, employees, attorneys, other professionals and agents of the Debtors and such current and former directors, officers’ respective Affiliates.

82.           “Indemnified Parties” means, collectively, the Debtors and each of their respective current and former officers, directors and employees, each in their respective capacities as such.

83.           “Intercompany Claim” means any Claim of a Debtor against another Debtor.

84.           “Intercompany Interest” means an equity interest in a Debtor held by another Debtor or an equity interest in a Debtor held by an Affiliate of a Debtor.

85.            “Net Aviation Sale Proceeds” means any Aviation Sale Proceeds that are not Prepetition Credit Facility Proceeds, DIP Sale Proceeds or Getzler Henrich Proceeds and does not include the Restored Custodial Funds.

86.            “Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

87.           “Other Secured Claim” means any secured Claim, other than (a) a DIP Credit Agreement Claim (b) a Prepetition Credit Facility Claim (c) or Getzler Henrich Claim.

88.           “PBGC” means the Pension Benefit Guaranty Corporation.

89.           “Pension Plan” means the Ronson Corporation Retirement Plan.

90.           “Person” means a person as defined in section 101(41) of the Bankruptcy Code.

91.           “Petition Date” means August 17, 2010, the date on which the Debtors commenced the Chapter 11 Cases.

92.           “Plan” means this First Amended Joint Plan of RCLC, Inc. (f/k/a Ronson Corporation), RA Liquidating Corp. (f/k/a Ronson Aviation, Inc.) and RCPC Liquidating Corp. (f/k/a Ronson Consumer Products Corporation) Under Chapter 11 of the Bankruptcy Code dated as of the date hereof, as amended, supplemented or modified from time to time, and including the Plan Supplement, which is incorporated herein by reference.

93.           “Plan Supplement” means the compilation of documents and forms of documents, schedules and exhibits to be Filed no later than ten (10) days prior to the Voting Deadline, as amended, supplemented or modified from time to time in accordance with the terms hereof and the Bankruptcy Code and the Bankruptcy Rules including the Post-Consummation Trust Agreement.

94.           “Post-Consummation Trust” means that certain trust to be created on the Effective Date in accordance with the provisions of Article VIII hereof and the Post-Consummation Trust Agreement.

95.           “Post-Consummation Trust Administrator” means the Entity designated by the Committee, identified in the Plan Supplement and retained as of the Effective Date as the employee or fiduciary responsible for implementing the applicable provisions of the Plan and administering the Post-Consummation Trust in accordance with the Plan and the Post-Consummation Trust Agreement, and any successor appointed in accordance with the Post-Consummation Trust Agreement.  As appropriate, references to the Post-

Consummation Trust Administrator shall include any Distribution Agent appointed by the Post-Consummation Trust Administrator.

96.           “Post-Consummation Trust Agreement” means that certain trust agreement, in form and substance satisfactory to the Debtors and the Committee that, among other things, (a) establishes and governs the Post-Consummation Trust, (b) sets forth the powers, duties and responsibilities of the Post-Consummation Trust Administrator and (c) provides for the liquidation and distribution of proceeds of the Post-Consummation Trust Assets.

97.           “Post-Consummation Trust Assets” means all assets held from time to time by the Post-Consummation Trust.

98.           “Post-Consummation Trust Senior Claims” means any (a) General Administrative Claims; (a) Priority Tax Claims; (c) Other Priority Claims; (d) Other Secured Claims; and (e) any cure payments due for Retained Contracts, in each case only to the extent not assumed by the Aviation Purchaser under the Aviation Purchase Agreement.

99.           “Prepetition Credit Facility Claim” means any Claim derived from or based upon the Prepetition Credit Facility.

100.           “Prepetition Credit Facility” means the senior secured financing facility governed by the terms of a Credit and Security Agreement dated as of May 30, 2008 consisting of (a) revolving credit facility in an amount up to $4,000,000 and the following term loans:  (a) an Equipment Term Advance in the original principal amount of $837,500 and (b) a Real Estate Term Advance in the original principal amount of $2,922,500.

101.           “Prepetition Credit Facility Lender” means Wells Fargo, National Association.

102.           “Prepetition Credit Facility Proceeds” means Aviation Sale Proceeds equal to the total amount of all Prepetition Credit Facility Claims.

103.           “Priority Tax Claim” means any Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

104.           “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

105.           “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan.

106.           “RCLC” means RCLC, Inc. f/k/a Ronson Corporation.

107.           “Record Date” means the close of business on March 24, 2011.

108.           “Releasing Parties” means the Committee, on behalf of the Estates, and all Holders of Claims or Equity Interests, except Holders of any Claims or Equity Interests: (a) who vote to reject the Plan; or (b) who are in a Class that is deemed to reject the Plan.

109.           “Remaining Assets” means the: (a) Excluded Assets that have not been divested or abandoned by the Debtors as of the Effective Date; (b) Causes of Action, including Chapter 5 Claims; (c) Cash on hand, including but not limited to the Net Aviation Sale Proceeds and the Restored Custodial Funds, (d) Escrow Proceeds, if any, providedthat the Remaining Assets shall not include any Acquired Assets.

110.           “Restored Custodial Funds” means $2,527,556.71, representing the amount restored to the Custodial Account (as defined in the Thirteenth Amendment) by the DIP Lender and Prepetition Credit Facility Lender contemporaneously with their respective receipt of the Prepetition Credit Facility Proceeds and the DIP Sale Proceeds on account of the Zippo Sale Proceeds.

111.           “Restructuring Transactions” means, collectively those mergers, consolidations, restructurings, dispositions, liquidations or dissolutions that were, are or may be required by the Aviation Purchase Agreement, or that the Debtors or the Post-Consummation Trust Administrator determine to be necessary or appropriate to effectuate the purpose of the Plan.

112.           “Retained Contracts” means those Executory Contracts and Unexpired Leases to be assumed by the Debtors, which Retained Contracts shall be set forth in the Plan Supplement.

113.           “Retained Professional” means any Entity: (a) employed in these Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330, 331 or 363 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

114.           “Sale Transactions” means the Aviation Sale Transaction and the Zippo Sale Transaction.

115.           “Schedules” mean, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms as the same may have been amended, modified or supplemented from time to time.

116.           “Secondary Liability Claim” means any Claim that arises from a Debtor being liable as a guarantor of, or otherwise being jointly, severally or secondarily liable for, any contractual, tort or other obligation of another Debtor, including any Claim based on: (a) guaranties of collection, payment or performance; (b) indemnity bonds, obligations to indemnify or obligations to hold harmless; (c) performance bonds; (d) contingent liabilities arising out of contractual obligations or out of undertakings (including any assignment or other transfer) with respect to leases, operating agreements or other similar obligations made or given by a Debtor relating to the obligations or performance of another Debtor; (e) vicarious liability; (f) liabilities arising out of piercing the corporate veil, alter ego liability or similar legal theories; or (g) any other joint or several liability that any Debtor may have in respect of any obligation of another Debtor that is the basis of a Claim.

117.            “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, as amended, or any similar federal, state or local law.

118.           “Securities Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a-78nn, as amended.

119.           “Thirteenth Forbearance Amendment” means that certain Thirteenth Amendment to the Forbearance Agreement, dated as of April 1, 2010, between the Prepetition Credit Facility Lender, the Debtors and RCC, Inc.

120.           “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

121.           “Tort Claim” means any Claim that has not been settled, compromised or otherwise resolved that: (a) arises out of allegations of personal injury, wrongful death, property damage, products liability or similar legal theories of recovery; or (b) arises under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to protection of human health, safety or the environment.

122.           “Unimpaired” means, with respect to a Class of Claims or Equity Interests, a Claim or an Equity Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

123.           “Unimpaired Class” means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

124.           “Wind-Down Expenses” means the costs and expenses necessary to administer and perform the contemplated duties of the Post-Consummation Trust, including distributions on account of Allowed Post-Consummation Trust Senior Claims.

125.           “Voting and Claims Agent” means Kurtzman Carson Consultants LLC.

126.           “Voting Deadline” means April 21, 2011, at 4:00 p.m. (prevailing Eastern Time), which is the date and time by which all Ballots must be received by the Voting and Claims Agent, or such other date and time as may be established by the Bankruptcy Court.

127.           “Zippo Sale Proceeds” means all net Cash proceeds of the Zippo Sale Transaction.

128.           “ZippoSale Transaction” means that transaction as set forth in the Asset Purchase Agreement dated October 5, 2009, as amended from time to time, between Ronson Consumer Products Corporation, Ronson Corporation, Ronson Corporation of Canada Ltd., Zippo Manufacturing Company and Nosnor, Inc.

ARTICLE II.

ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

A.           Administrative Claims

1.           General Administrative Claims

Except as otherwise provided herein or as assumed by the Aviation Purchaser pursuant to the Aviation Purchase Agreement, subject to sections 328, 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed General Administrative Claim, including an Allowed Fee Claim, will be paid the full amount of such Allowed Claim in Cash (a) on or as soon as reasonably practicable after the Effective Date; (b) if such Claim is Allowed after the Effective Date, on or as soon as practicable after the date such Claim is Allowed; (c) upon such other terms as may be agreed upon by such Holder and the Post-Consummation Trust Administrator; or (d) as otherwise ordered by the Bankruptcy Court.  Allowed Administrative Claims shall, to the extent not paid in full in Cash on the Effective Date, be paid from the Post-Consummation Trust Assets in accordance with Article V.A.2 hereof, and the Holders of Allowed Administrative Claims shall be beneficiaries of the Post-Consummation Trust.

Except as otherwise provided in this Article II.A hereof, unless previously Filed, requests for payment of General Administrative Claims must be Filed and served pursuant to the procedures specified in the Confirmation Order and prior to the applicable Administrative Claims Bar Date.  Holders of General Administrative Claims that do not File and serve such a request by the applicable Administrative Claims Bar Date shall be forever barred, estopped and enjoined from asserting such General Administrative Claims against the Debtors, their Estates, the Post-Consummation Trust and the Post-Consummation Trust Assets and such Administrative Claims shall be deemed discharged as of the Effective Date.  Objections to such requests must be Filed and served on the Post-Consummation Trust and the requesting party by the later of (x) 90 days after the Effective Date and (y) 90 days after the Filing of the applicable request for payment of such General Administrative Claims.

Notwithstanding anything herein to the contrary, nothing in this Plan is intended to extend an applicable Administrative Claims Bar Date with respect to any General Administrative Claims that was required to be previously Filed.

2.           Fee Claims

Retained Professionals or other Entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Post-Consummation Trust and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than 45 days after the Effective Date.  Objections to any Fee Claim must be Filed and served on the Post-Consummation Trust and the requesting party by the later of (a) 45 days after the Effective Date and (b) 30 days after the Filing of the applicable request for payment of the Fee Claim.  To the extent necessary, the Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court regarding the payment of Fee Claims.

Notwithstanding anything herein to the contrary, and except as otherwise provided by prior Order of the Bankruptcy Court: (i) payment of a Fee Claim that is an Allowed Claim as of the Confirmation Date shall be made by the Debtors, to the extent not previously paid, on the Confirmation Date; and (ii) payment of a Fee Claim that becomes an Allowed Claim following the Confirmation Date shall be made by the Debtors or the Post-Consummation Trust on or before the date that is the earlier of (a) the date such Fee Claim is required to be paid in accordance with the Administrative Fee Order or (b) seven (7) days after an order deeming such Fee Claim an Allowed Claim is entered by the Bankruptcy Court.

B.           DIP Credit Agreement Claims

All DIP Credit Agreement Claims have been paid in full in Cash and satisfied in full prior to the date hereof.

C.           Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date shall receive, as soon as reasonably practicable after the Effective Date, on account of such Claim: (1) Cash in an amount equal to the amount of such Allowed Priority Tax Claim; (2) Cash in an amount agreed to by the Debtors or the Post-Consummation Trust, as applicable, and such Holder; provided, however, that such parties may further agree for the payment of such Allowed Priority Tax Claim at a later date; or (3) at the option of the Debtors or the Post-Consummation Trust, as applicable, Cash in an aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period not more than five years after the Petition Date, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code.  Allowed Priority Tax Claims shall, to the extent not paid in full in Cash on the Effective Date, be paid from the Post-Consummation Trust Assets in accordance with Section V.B.2. hereof, and the Holders of Allowed Priority Tax Claims shall be beneficiaries of the Post-Consummation Trust.

ARTICLE III.

CLASSIFICATION AND TREATMENT
OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.           Administrative Claims and Priority Tax Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Credit Agreement Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Equity Interests set forth in this Article III.

B.            Summary

1.           The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, Confirmation and distributions pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.  The Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class.  A Claim or an Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

2.           Summary of Classification and Treatment of Classified Claims Against and Equity Interests In Debtors

Class	Claim	Status	Voting Rights
CLAIMS AGAINST RCLC
1A	Other Priority Claims	Unimpaired	Deemed to Accept
1B	Other Secured Claims	Unimpaired	Deemed to Accept
1C	Prepetition Credit Facility Claims	Unimpaired	Deemed to Accept
1D	Getzler Henrich Claim	Unimpaired	Deemed to Accept
1E	General Unsecured Claims	Impaired	Entitled to Vote
1F	Equity Interests	Impaired	Deemed to Reject
CLAIMS AGAINST AVIATION
2A	Other Priority Claims	Unimpaired	Deemed to Accept
2B	Other Secured Claims	Unimpaired	Deemed to Accept
2C	Prepetition Credit Facility Claims	Unimpaired	Deemed to Accept
2D	Getzler Henrich Claim	Unimpaired	Deemed to Accept
2E	General Unsecured Claims	Impaired	Entitled to Vote
2F	Equity Interests	Impaired	Deemed to Reject
CLAIMS AGAINST CONSUMER
3A	Other Priority Claims	Unimpaired	Deemed to Accept
3B	Other Secured Claims	Unimpaired	Deemed to Accept
3C	Prepetition Credit Facility Claims	Unimpaired	Deemed to Accept
3D	Getzler Henrich Claim	Unimpaired	Deemed to Accept
3E	General Unsecured Claims	Impaired	Entitled to Vote
3F	Equity Interests	Impaired	Deemed to Reject

C.           Classification and Treatment of Claims Against and Equity Interests In Debtors.

The classification and treatment of Claims and Equity Interests against the Debtors pursuant to the Plan, is as follows.

1.           RCLC

(a)	Class 1A—Other Priority Claims against RCLC

(i)	Classification: Class 1A consists of all Other Priority Claims against RCLC.

(ii)
Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 1A Claims are unaltered.  Unless otherwise agreed to by Holders of Allowed Class 1A Claims and RCLC or the Post-Consummation Trust Administrator, as applicable, each Holder of an Allowed Class 1A Claim shall receive, in full and final satisfaction of such Allowed Class 1A Claim, payment of the Allowed Class 1A Claim in full in Cash on or as soon as reasonably practicable after the Effective Date.

(iii)
Voting: Class 1A is Unimpaired, and Holders of Class 1A Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 1A Claims are not entitled to vote to accept or reject the Plan; provided, however, that all Class 1A Claims shall be subject to Allowance under the provisions of the Plan, including Article IX hereof.

(b)	Class 1B—Other Secured Claims against RCLC

(i)	Classification: Class 1B consists of all Other Secured Claims against RCLC.

(ii)
Treatment: Unless otherwise agreed to by Holders of Allowed Class 1B Claims and RCLC or the Post-Consummation Trust Administrator, as applicable, each Holder of an Allowed Class 1B Claim shall receive, in full and final satisfaction of such Allowed Class 1B Claim, on or as soon as reasonably practicable after the Effective Date: (a) the collateral securing such Allowed Other Secured Claim (to the extent not already surrendered to the Holder of such Allowed Other Secured Claim); or (b) a Cash distribution in an amount equal to the value of such collateral.

(iii)
Voting: Class 1B is Unimpaired, and Holders of Class 1B Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 1B Claims are not entitled to vote to accept or reject the Plan; provided, however, that all Class 1B Claims shall be subject to Allowance under the provisions of the Plan, including Article IX hereof.

(c)	Class 1C—Prepetition Credit Facility Claims against RCLC

(i)	Classification: Class 1C consists of all Prepetition Credit Facility Claims against RCLC.

(ii)	Treatment: The Prepetition Credit Facility Claims have been paid in Cash in full and final satisfaction of such Claims prior to the date hereof.

(iii)
Voting: Class 1C is Unimpaired, and Holders of Class 1C Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 1C Claims are not entitled to vote to accept or reject the Plan.

(d)	Class 1D—Getzler Henrich Claim against RCLC

(i)	Classification: Class 1D consists of all Getzler Henrich Claims against RCLC.

(ii)	Treatment: The Getzler Henrich Claims have been paid in cash in full and final satisfaction of such Claims prior to the date hereof.

(iii)
Voting:  Class 1D is Unimpaired, and Holders of Class 1D Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 1D Claims are not entitled to vote to accept or reject the Plan.

(e)	Class 1E—General Unsecured Claims against RCLC

(i)	Classification: Class 1E consists of all General Unsecured Claims held against RCLC.

(ii)
Treatment: Holders of Allowed General Unsecured Claims held against RCLC will receive, in full and final satisfaction, settlement, release and discharge and in exchange for each Allowed General Unsecured Claims held against RCLC, their Pro Rata share of the Post-Consummation Trust Assets.

(iii)	Voting: Class 1E is Impaired, and Holders of Class 1E Claims are entitled to vote to accept or reject the Plan.

(iv)
Restrictions on Recovery: The Post-Consummation Trust shall not make distributions to Holders of Class 1E Claims until such time as all Allowed Post-Consummation Trust Senior Claims have been paid in full by the Post-Consummation Trust, or until an appropriate Disputed Claims Reserve has been established for the payment of all Allowed Post-Consummation Trust Senior Claims in full.

(f)	Class 1F—Equity Interests in RCLC

(i)	Classification: Class 1F consists of all Equity Interests in RCLC.

(ii)
Treatment: Holders of Class 1F Equity Interests will not receive any distribution on account of such interests.  On the Effective Date, all Class 1F Equity Interests shall be cancelled, extinguished, and of no further force and effect, without the payment of any monies or consideration to the Holders of Class 1F Equity Interests.

(iii)
Voting: Class 1F is Impaired, and Holders of Class 1F Interests are not entitled to receive or retain any property under the Plan on account of Class 1F Interests.  Therefore, Holders of Class 1F Interests are deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Holders of Class 1F Interests are not entitled to vote to accept or reject the Plan.

2.           Aviation

(a)	Class 2A—Other Priority Claims against Aviation

(i)	Classification: Class 2A consists of all Other Priority Claims against Aviation.

(ii)
Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 2A Claims are unaltered.  Unless otherwise agreed to by Holders of Allowed Class 2A Claims and Aviation or the Post-Consummation Trust Administrator, as applicable, each Holder of an Allowed Class 2A Claim shall receive, in full and final satisfaction of such Allowed Class 2A Claim, payment of the Allowed

Class 2A Claim in full in Cash on or as soon as reasonably practicable after the Effective Date.

(iii)
Voting: Class 2A is Unimpaired, and Holders of Class 2A Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 2A Claims are not entitled to vote to accept or reject the Plan; provided, however, that all Class 2A Claims shall be subject to Allowance under the provisions of the Plan, including Article IX hereof.

(b)	Class 2B—Other Secured Claims against Aviation

(i)	Classification: Class 2B consists of all Other Secured Claims against Aviation.

(ii)
Treatment: Unless otherwise agreed to by Holders of Allowed Class 2B Claims and Aviation or the Post-Consummation Trust Administrator, as applicable, each Holder of an Allowed Class 2B Claim shall receive, in full and final satisfaction of such Allowed Class 2B Claim, on or as soon as reasonably practicable after the Effective Date: (a) the collateral securing such Allowed Other Secured Claim (to the extent not already surrendered to the Holder of such Allowed Other Secured Claim); or (b) a Cash distribution in an amount equal to the value of such collateral.

(iii)
Voting: Class 2B is Unimpaired, and Holders of Class 2B Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 2B Claims are not entitled to vote to accept or reject the Plan; provided, however, that all Class 2B Claims shall be subject to Allowance under the provisions of the Plan, including Article IX hereof.

(c)	Class 2C—Prepetition Credit Facility Claims against Aviation

(i)	Classification: Class 2C consists of all Prepetition Credit Facility Claims against Aviation.

(ii)	Treatment: The Prepetition Credit Facility Claims have been paid in Cash in full and final satisfaction of such Claims prior to the date hereof.

(iii)	Voting: Class 2C is Unimpaired, and Holders of Class 2C Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

Therefore, Holders of Class 2C Claims are not entitled to vote to accept or reject the Plan.

(d)	Class 2D—Getzler Henrich Claim against Aviation

(i)	Classification: Class 2D consists of all Getzler Henrich Claims against Aviation.

(ii)	Treatment: The Getzler Henrich Claims have been paid in cash in full and final satisfaction of such Claims prior to the date hereof.

(iii)
Voting:  Class 2D is Unimpaired, and Holders of Class 2D Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 2D Claims are not entitled to vote to accept or reject the Plan.

(e)	Class 2E—General Unsecured Claims against Aviation

(i)	Classification: Class 2E consists of all General Unsecured Claims held against Aviation.

(ii)
Treatment: Holders of Allowed General Unsecured Claims held against Aviation will receive, in full and final satisfaction, settlement, release and discharge and in exchange for each Allowed General Unsecured Claims held against Aviation, their Pro Rata share of the Post-Consummation Trust Assets.

(iii)	Voting: Class 2E is Impaired, and Holders of Class 2E Claims are entitled to vote to accept or reject the Plan.

(iv)
Restrictions on Recovery: The Post-Consummation Trust shall not make distributions to Holders of Class 2E Claims until such time as all Allowed Post-Consummation Trust Senior Claims have been paid in full by the Post-Consummation Trust, or until an appropriate Disputed Claims Reserve has been established for the payment of all Allowed Post-Consummation Trust Senior Claims in full.

(f)	Class 2F—Equity Interests in Aviation

(i)	Classification: Class 2F consists of all Equity Interests in Aviation.

(ii)	Treatment: Holders of Class 2F Equity Interests will not receive any distribution on account of such interests. On the Effective Date, all Class 2F Equity Interests (comprised of Intercompany Interests) shall be cancelled, extinguished, and of no further force and effect, without the payment of any monies or consideration to the Holders of Class 2F Equity Interests.

(iii)
Voting: Class 2F is Impaired, and Holders of Class 2F Interests are not entitled to receive or retain any property under the Plan on account of Class 2F Interests.  Therefore, Holders of Class 2F Interests are deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Holders of Class 2F Interests are not entitled to vote to accept or reject the Plan.

3.           Consumer

(a)	Class 3A—Other Priority Claims against Consumer

(i)	Classification: Class 3A consists of all Other Priority Claims against Consumer.

(ii)
Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 3A Claims are unaltered.  Unless otherwise agreed to by Holders of Allowed Class 3A Claims and Consumer or the Post-Consummation Trust Administrator, as applicable, each Holder of an Allowed Class 3A Claim shall receive, in full and final satisfaction of such Allowed Class 3A Claim, payment of the Allowed Class 3A Claim in full in Cash on or as soon as reasonably practicable after the Effective Date.

(iii)
Voting: Class 3A is Unimpaired, and Holders of Class 3A Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 3A Claims are not entitled to vote to accept or reject the Plan; provided, however, that all Class 3A Claims shall be subject to Allowance under the provisions of the Plan, including Article IX hereof.

(b)	Class 3B—Other Secured Claims against Consumer

(i)	Classification: Class 3B consists of all Other Secured Claims against Consumer.

(ii)
Treatment: Unless otherwise agreed to by Holders of Allowed Class 3B Claims and Consumer or the Post-Consummation Trust Administrator, as applicable, each Holder of an Allowed Class 3B Claim shall receive, in full and final satisfaction of such Allowed Class 3B Claim, on or as soon as reasonably practicable after the Effective Date: (a) the collateral securing such Allowed Other Secured Claim (to the extent not already surrendered to the Holder of such Allowed Other Secured Claim); or (b) a Cash distribution in an amount equal to the value of such collateral.

(iii)
Voting: Class 3B is Unimpaired, and Holders of Class 3B Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 3B Claims are not entitled to vote to accept or reject the Plan; provided, however, that all Class 3B Claims shall be subject to Allowance under the provisions of the Plan, including Article IX hereof.

(c)	Class 3C—Prepetition Credit Facility Claims against Consumer

(i)	Classification: Class 3C consists of all Prepetition Credit Facility Claims against Consumer.

(ii)	Treatment: The Prepetition Credit Facility Claims have been paid in Cash in full and final satisfaction of such Claims prior to the date hereof.

(iii)
Voting: Class 3C is Unimpaired, and Holders of Class 3C Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 3C Claims are not entitled to vote to accept or reject the Plan.

(d)	Class 3D—Getzler Henrich Claim against Consumer

(i)	Classification: Class 3D consists of all Getzler Henrich Claims against Consumer.

(ii)	Treatment: The Getzler Henrich Claims have been paid in cash in full and final satisfaction of such Claims prior to the date hereof.

(iii)
Voting:  Class 3D is Unimpaired, and Holders of Class 3D Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 3D Claims are not entitled to vote to accept or reject the Plan.

(e)	Class 3E—General Unsecured Claims against Consumer

(i)	Classification: Class 3E consists of all General Unsecured Claims held against Consumer.

(ii)
Treatment: Holders of Allowed General Unsecured Claims held against Consumer will receive, in full and final satisfaction, settlement, release and discharge and in exchange for each Allowed General Unsecured Claims held against Consumer, their Pro Rata share of the Post-Consummation Trust Assets.

(iii)	Voting: Class 3E is Impaired, and Holders of Class 3E Claims are entitled to vote to accept or reject the Plan.

(iv)
Restrictions on Recovery: The Post-Consummation Trust shall not make distributions to Holders of Class 3E Claims until such time as all Allowed Post-Consummation Trust Senior Claims have been paid in full by the Post-Consummation Trust, or until an appropriate Disputed Claims Reserve has been established for the payment of all Allowed Post-Consummation Trust Senior Claims in full.

(f)	Class 3F—Equity Interests in Consumer

(i)	Classification: Class 3F consists of all Equity Interests in Consumer.

(ii)
Treatment: Holders of Class 3F Equity Interests will not receive any distribution on account of such interests.  On the Effective Date, all Class 3F Equity Interests (comprised of Intercompany Interests) shall be cancelled, extinguished, and of no further force and effect, without the payment of any monies or consideration to the Holders of Class 3F Equity Interests.

(iii)
Voting: Class 3F is Impaired, and Holders of Class 3F Interests are not entitled to receive or retain any property under the Plan on account of Class 3F Interests.  Therefore, Holders of Class 3F Interests are deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Holders of Class 3F Interests are not entitled to vote to accept or reject the Plan.

D.            Special Provision Governing Unimpaired Claims

Except as otherwise provided herein, nothing under the Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupment against any such Unimpaired Claims.

ARTICLE IV.

ACCEPTANCE OR REJECTION OF THE PLAN

A.           Presumed Acceptance of Plan

Classes 1A, 1B, 1C, 1D, 2A, 2B, 2C, 2D, 3A, 3B, 3C, 3D, 4A, 4B, 4C and 4D are Unimpaired under the Plan, and are, therefore, conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

B.           Voting Classes

Classes 1E, 2E and 3E are Impaired Under the Plan, and Holders of Class 1E, 2E and 3E  Claims as of the Record Date shall be entitled to vote to accept or reject the Plan.

C.           Acceptance by Impaired Classes of Claims

Pursuant to section 1126(c) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims entitled to vote to accept or reject the Plan has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept the Plan.

D.           Deemed Rejection of Plan

Classes 1F, 2F and 3F are Impaired and shall receive no distribution under the Plan on account of their Interests and are, therefore, deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

E.           Cramdown

The Debtors request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code.  The Debtors reserve the right to modify the Plan in accordance with Article XIV.C hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

ARTICLE V.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.           Post-Consummation Trust

1.           Establishment of the Post-Consummation Trust

On or prior to the Effective Date, the Debtors, on their own behalf and on behalf of the Beneficiaries, will execute the Post-Consummation Trust Agreement and will take all other steps necessary to establish the Post-Consummation Trust pursuant to the Post-Consummation Trust Agreement as further described in Article VIII hereof.  On the Effective Date, and in accordance with and pursuant to the terms of the Plan, the Debtors will transfer to the Post-Consummation Trust all of their rights, title and interests in all of the Remaining Assets.  In connection with the transfer of the Remaining Assets, any attorney-client privilege, work product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Post-Consummation Trust will vest in the Post-Consummation Trust and its representatives, and the Debtors and the Post-Consummation Trust are authorized to take all necessary actions to effectuate the transfer of such privileges.

2.           Funding Expenses of the Post-Consummation Trust

As more fully described in the Post-Consummation Trust Agreement, Cash held by the Post-Consummation Trust will be applied in accordance with this Article V.A.2 first, to fees, costs, expenses and liabilities of the Post-Consummation Trust Administrator; second, to satisfy any Wind-Down Expenses (including distributions on account of Post-Consummation Trust Senior Claims); third, to the remaining distributions provided pursuant to the Plan.

3.           Appointment of the Post-Consummation Trust Administrator

On the Effective Date and in compliance with the provisions of the Plan, the Post-Consummation Trust Administrator will be appointed in accordance with the Post-Consummation Trust Agreement and the Post-Consummation Trust will be administered by the Post-Consummation Trust Administrator in accordance with the Post-Consummation Trust Agreement.

B.           Restructuring Transactions

On or after the Confirmation Date, the Debtors, the Post-Consummation Trust and the Post-Consummation Trust Administrator, as applicable, may enter into Restructuring Transactions without further order of the Bankruptcy Court.  The Restructuring Transactions and any other matters provided for hereunder shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by shareholders or directors of any of the Debtors or any other Person.

C.           Further Actions

Upon the entry of the Confirmation Order by the Bankruptcy Court, all matters provided for under the Plan and the Aviation Purchase Agreement involving the corporate structure of the

Debtors will be deemed authorized and approved without any requirement of further action by the Debtors, the Debtors’ shareholders or the Debtors’ boards of directors.  On and after the Effective Date, the Post-Consummation Trust is authorized and directed to issue, execute and deliver the agreements, documents, and distributions contemplated by the Plan and the Aviation Purchase Agreement in the name of and on behalf of the Debtors.

D.           Sources of Cash for Plan Distributions

All Cash necessary for the Debtors, or the Post-Consummation Trust, as the case may be, to make payments pursuant hereto shall be obtained from the Net Aviation Sale Proceeds, the Restored Custodial Funds, the Escrow Proceeds and proceeds from the Post-Consummation Trust Assets.

E.           Release of Liens, Claims and Equity Interests

Except as otherwise provided herein or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VII hereof, all Claims, Equity Interests, mortgages, deeds of trust, liens or other security interests against the property of any Estate shall be fully released and discharged.

F.           Exemption from Certain Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to (1) the creation of any mortgage, deed of trust, lien or other security interest; (2) the making or assignment of any lease or sublease; (3) any Restructuring Transaction; or (4) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including (a) any merger agreements; (b) agreements of consolidation, restructuring, disposition, liquidation or dissolution; (c) deeds; (d) bills of sale; or (e) assignments executed in connection with any Restructuring Transaction pursuant to the Plan.

G.           Cancellation of Notes and Equity Interests

On the Effective Date, except to the extent otherwise provided herein, the Equity Interests and the Intercompany Interests shall be canceled, and the obligations of the Debtors thereunder or in any way related thereto shall be fully released and discharged.  On the Effective Date, except to the extent otherwise provided herein, any indenture relating to any of the foregoing, shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be fully released and discharged.

ARTICLE VI.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.           Assumption and Rejection of Executory Contracts and Unexpired Leases

1.           Rejection of Executory Contracts and Unexpired Leases

Each Executory Contract or Unexpired Lease shall be deemed automatically rejected in accordance with the provisions of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such Executory or Unexpired Lease:

(a)	has previously been assumed by the Debtors by Final Order of the Bankruptcy Court;

(b)	has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date which order becomes a Final Order after the Effective Date;

(c)	is the subject of a motion to assume or reject pending as of the Effective Date;

(d)	is a D&O Liability Insurance Policy; provided that such Executory Contracts and Unexpired Leases shall be treated as set forth in Article VI.C hereof;(e) is an Assumed Contract;

(e)	is a Retained Contract; or

(f)	is otherwise assumed pursuant to the terms herein.

2.           Assumption and Assignment of Assumed Contracts

The Debtors have assumed and assigned the Assumed Contracts to the Aviation Purchaser pursuant to the terms of the Aviation Purchase Agreement.  The designation of a contract or lease as an Assumed Contract shall not be deemed an admission that such contract or lease constitutes an Executory Contract or Unexpired Lease.

B.           Claims Based on Rejection of Executory Contracts or Unexpired Leases

Notwithstanding anything to the contrary provided herein, all Proofs of Claim arising from the rejection (if any) of Executory Contracts or Unexpired Leases must be Filed within the later of: (a) 30 days after the entry of an order of the Bankruptcy Court approving any such rejection; and (b) the Claims Bar Date.  Any Claims arising from the rejection of an Executory Contract or Unexpired Lease for which Proofs of Claim are not timely Filed will be forever barred from assertion against the Debtors, their Estates and property or the Post-Consummation Trust, unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein.  All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article XI.G.

Notwithstanding anything herein to the contrary, nothing in this Plan is intended to extend the deadline by which a Proofs of Claim arising from the rejection (if any) of Executory Contracts or Unexpired Leases was required to be previously Filed.

C.           Assumption and Assignment of D&O Insurance Policies

As of the Effective Date, the Debtors shall assume and assign to the Post-Consummation Trust the D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code.  Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the foregoing assumption of each of the D&O Liability Insurance Policies.  Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and the Post-Consummation Trust Administrator shall use reasonable efforts so as to facilitate an Indemnified Party’s access to any indemnity and the coverage provided by any D&O Liability Insurance Policies.  The premiums and related costs associated with the D&O Liability Insurance Policies have been or will be paid prior to the Effective Date and the Post-Consummation Trust shall have no liability therefore or any obligation to pay such premiums or costs after the Effective Date.

D.           Modifications, Amendments, Supplements, Restatements or Other Agreements

Unless otherwise provided by the Plan, each rejected Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements or other agreements that in any manner affect such Executory Contract or Unexpired Lease, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal and any other interest.

Amendments, supplements, restatements or other modifications to Executory Contracts or Unexpired Leases executed by the Debtors during the pendency of the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority or amount of any Claim arising in connection therewith.

E.           Reservation of Rights

Nothing contained in the Plan or Plan Supplement shall constitute an admission by the Debtors that any such contract or lease, other than a D&O Liability Insurance Policy, is an Executory Contract or Unexpired Lease or that any Debtor, the Aviation Purchaser or the Post-Consummation Trust has any liability thereunder.

ARTICLE VII.

PROVISIONS GOVERNING DISTRIBUTIONS

A.           Distributions for Allowed Claims

Except as otherwise provided herein or as may be ordered by the Bankruptcy Court, and subject to the establishment of a Disputed Claims Reserve, all distributions with respect to Claims that are Allowed Claims as of the Effective Date and that are not Assumed Liabilities shall be made by the Post-Consummation Trust as set forth in the Plan.  As described in Article VIII hereof, the Post-Consummation Trust shall make initial distributions on the Effective Date or as soon as reasonably practicable thereafter to the respective Beneficiaries pursuant to the Plan, and the Post-Consummation Trust shall make further distributions to Holders of Claims that subsequently become Allowed Claims pursuant to the Plan.  Additional distributions shall be made to Holders of Allowed Claims from the Escrow Proceeds, if any.

B.           Distributions on Account of Claims Allowed After the Effective Date

1.           Payments and Distributions on Disputed Claims

Notwithstanding any provision herein to the contrary, except as otherwise agreed by the Post-Consummation Trust Administrator in his or her sole discretion, no partial payments and no partial distributions will be made with respect to a Disputed Claim until the resolution of any such disputes by settlement or Final Order.  On the first Business Day that is 20 calendar days after the end of the calendar quarter in which a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim will receive such payments and distributions to which that Holder is then entitled under the Plan.  In the event Claims require adjudication or other resolution, the Debtors and the Post-Consummation Trust reserves the right to, or shall upon an order of the Bankruptcy Court, establish appropriate reserves for potential payment of any such Claims.

2.           Special Rules for Distributions to Holders of Disputed Claims

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed to by the relevant parties, no partial payments and no partial distributions shall be made with respect to any Disputed Claim until all Disputed Claims held by the Holder of such Disputed Claim have become Allowed Claims or have otherwise been resolved by settlement or Final Order.

C.           Delivery and Distributions and Undeliverable or Unclaimed Distributions

1.           Delivery of Distributions in General

Except as otherwise provided herein, the Post-Consummation Trust shall make distributions to Holders of Allowed Claims at the address for each such Holder as indicated on the Debtors’ books and records as of the date of any such distribution; provided, however, that if such Holder Files a Proof of Claim the address identified by the Proof of Claim shall be the address for such distribution, and the manner of delivery for such distributions shall be determined at the discretion of the Debtors or the Post-Consummation Trust, as applicable. Nothing herein shall require or be deemed to require the Debtors or the Post-Consummation Trust to attempt to locate any Holder of an Allowed Claim.  Distributions shall be made in accordance with the provisions of the Post-Consummation Trust Agreement and may be made in one or more payments or deliveries.

2.           Distributions by Distribution Agent(s)

The Post-Consummation Trust Administrator shall have the authority, in his or her sole discretion, to enter into agreements with one or more Distribution Agents to facilitate the distributions required hereunder.  As a condition to serving as a Distribution Agent, a

Distribution Agent must (a) affirm its obligation to facilitate the prompt distribution of any documents, (b) affirm its obligation to facilitate the prompt distribution of any recoveries or distributions required hereunder and (c) waive any right or ability to setoff, deduct from or assert any lien or encumbrance against the distributions required hereunder that are to be distributed by such Distribution Agent. The Post-Consummation Trust shall pay to the Distribution Agent all reasonable and documented fees and expenses of the Distribution Agent without the need for any approvals, authorizations, actions or consents.  The Distribution Agent shall submit detailed invoices to the Post-Consummation Trust for all fees and expenses for which the Distribution Agent seeks reimbursement and the Post-Consummation Trust shall pay those amounts that it, in its sole discretion, deems reasonable, and shall object in writing to those fees and expenses, if any, that the Post-Consummation Trust deems unreasonable.  In the event Post-Consummation Trust objects to all or any portion of the fees and expenses to be reimbursed in a Distribution Agent’s invoice, the Post-Consummation Trust and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses.  In the event that the Post-Consummation Trust and such Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

3.           Minimum Distributions

Notwithstanding anything herein to the contrary, the Post-Consummation Trust and Distribution Agent shall not be required to make distributions or payments of less than $25.00 and shall not be required to make partial distributions or payments of fractions of dollars.  Whenever any payment or distribution of a fraction of a dollar under the Plan would otherwise be called for, the actual payment or distribution will reflect a rounding of such fraction to the nearest whole dollar, with half dollars or less being rounded down.  Any Holder of an Allowed Claim whose aggregate distribution under this Plan is less than $25.00 shall forfeit, at the option of the Post-Consummation Trust Administrator, such amount to, and such amount shall vest in, the Post-Consummation Trust as Post-Consummation Trust Assets for distribution in accordance with the terms of this Plan.

If, at any time, only de minimis assets remain in the Post-Consummation Trust after Post-Consummation Trust Senior Claims have been paid in full, the Post-Consummation Trust Administrator may, in its sole discretion, distribute such assets to a charity acceptable to the Debtors, as set forth in the Post-Consummation Trust Agreement.

4.           Undeliverable Distributions

If any distribution to a Holder of an Allowed Claim made in accordance herewith is returned to the Post-Consummation Trust or its Distribution Agent as undeliverable, no further distributions shall be made to such Holder unless and until the Post-Consummation Trust or its Distribution Agent are notified in writing of such Holder’s then current address, at which time all currently due missed distributions shall be made to such Holder without interest no later than the first business day that is 60 days after such notice is actually received by the Post-Consummation Trust or its Distribution Agent. Undeliverable distributions shall remain in the possession of the Post-Consummation Trust; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the later of (a) one year from the Effective Date or (b) 120 days after such Claim becomes an Allowed Claim.

D.           Compliance with Tax Requirements/Allocations

In connection with the Plan, to the extent applicable, the Post-Consummation Trust shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements.  Notwithstanding any provision in the Plan to the contrary, the Post-Consummation Trust and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. The Post-Consummation Trust reserves the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and encumbrances.  For tax purposes, distributions in full or partial satisfaction of Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

E.           Timing and Calculation of Amounts to Be Distributed

Except as otherwise provided herein or the Post-Consummation Trust Agreement, on the Effective Date or as soon as reasonably practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such a Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim shall receive, in one or more payments or deliveries, the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class.  If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII hereof and the Post-Consummation Trust Agreement.  Except as otherwise provided herein, Holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

F.           Setoffs

The Post-Consummation Trust may withhold (but not setoff except as set forth below) from the distributions called for hereunder on account of any Allowed Claim an amount equal to any claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Post-Consummation Trust may hold against the Holder of any such Allowed Claim.  In the event that any such claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Post-Consummation Trust may hold against the Holder of any such Allowed Claim or are adjudicated by Final Order or otherwise resolved, the Debtors or the Post-Consummation Trust, as applicable, may, pursuant to section 553 of the Bankruptcy Code or applicable non-Bankruptcy law, setoff or recoup against any Allowed Claim and the distributions to be made pursuant hereto on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), the amount of any adjudicated or resolved claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Post-Consummation Trust may hold against the Holder of any such Allowed Claim, but only to the extent of such adjudicated or resolved amount.  Neither the failure to effect such a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Post-Consummation Trust of any such claims, equity interests, rights and Causes of Action that the Debtors or the Post-Consummation Trust may possess against any such Holder, except as specifically provided herein.

ARTICLE VIII.

THE POST-CONSUMMATION TRUST AND THE
POST-CONSUMMATION TRUST ADMINISTRATOR

A.           Generally

The powers, authority, responsibilities and duties of the Post-Consummation Trust and the Post-Consummation Trust Administrator are set forth in and will be governed by the Post-Consummation Trust Agreement.

B.           Purpose of the Post-Consummation Trust

The Post-Consummation Trust will be established for the primary purpose of liquidating its assets with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Post-Consummation Trust.  The Debtors will have no reversionary or further interest in or with respect to the Post-Consummation Trust Assets or the Post-Consummation Trust upon their transfer of the Post-Consummation Trust Assets.  For all federal income tax purposes, the Beneficiaries of the Post-Consummation Trust will be treated as grantors and owners thereof and it is intended that the Post-Consummation Trust be classified as a liquidating trust under 26 C.F.R. § 301.7701-4 and that the Post-Consummation Trust is owned by the Beneficiaries.  Accordingly, for federal income tax purposes, it is intended that the Beneficiaries be treated as if they had received a distribution of an undivided interest in the Post-Consummation Trust Assets and then contributed such interests to the Post-Consummation Trust.  Accordingly, the Post-Consummation Trust will, in an expeditious but orderly manner, liquidate and convert to Cash the Post-Consummation Trust Assets, make timely distributions to the Beneficiaries pursuant to the Plan and not unduly prolong its duration.  The Post-Consummation Trust will not be deemed a successor in interest of the Debtors for any purpose other than as specifically set forth herein or in the Post-Consummation Trust Agreement.  The Post-Consummation Trust is intended to qualify as a “grantor trust” for federal income tax purposes with the Beneficiaries treated as grantors and owners of the trust.

C.           Transfer of Assets to the Post-Consummation Trust

The Debtors and the Post-Consummation Trust Administrator will establish the Post-Consummation Trust on behalf of the Beneficiaries pursuant to the Post-Consummation Trust Agreement, with the Beneficiaries to be treated as the grantors and deemed owners of the Post-Consummation Trust Assets.  The Debtors will, as set forth below, transfer, assign and deliver to the Post-Consummation Trust, on behalf of the Beneficiaries, all of their rights, titles and interests in the Remaining Assets, including any claims, rights and Causes of Action that the Debtors may hold against any Entity, but not including any Acquired Assets, in accordance with the provisions herein, notwithstanding any prohibition on assignment under non-bankruptcy law.  The Post-Consummation Trust will accept and hold the Remaining Assets as Post-Consummation Trust Assets in the Post-Consummation Trust for the benefit of the Beneficiaries, subject to the Plan and the Post-Consummation Trust Agreement.

On the Effective Date, all Remaining Assets will vest and be deemed to vest in the Post-Consummation Trust as Post-Consummation Trust Assets in accordance with section 1141 of the Bankruptcy Code.  Upon the transfer by the Debtors of the Remaining Assets to the Post-Consummation Trust, the Debtors will have no interest in or with respect to any Remaining Assets, the Post-Consummation Trust Assets or the Post-Consummation Trust.

D.           Distribution; Withholding

The Post-Consummation Trust will make distributions to its Beneficiaries as provided by the Plan, and pursuant to the Post-Consummation Trust Agreement.  The Post-Consummation Trust may withhold from amounts distributable to any Entity any and all amounts, determined in the Post-Consummation Trust Administrator’s sole discretion, required by the Plan, or applicable law, regulation, rule, ruling, directive or other governmental requirement.

E.           Insurance

The Post-Consummation Trust may maintain customary insurance coverage for the protection of Entities serving as administrators and overseers of the Post-Consummation Trust (including the Post-Consummation Trust Administrator) on and after the Effective Date.

F.           Post-Consummation Trust Implementation

On the Effective Date, the Post-Consummation Trust will be established and become effective for the benefit of the Holders of Allowed Claims entitled to distributions from the Post-Consummation Trust under the Plan.  The Post-Consummation Trust Agreement will be in form and substance agreeable to the Debtors and the Committee and will contain customary provisions for trust agreements utilized in comparable circumstances, including any and all provisions necessary to ensure continued treatment of the Post-Consummation Trust as a grantor trust and the Beneficiaries as the grantors and owners thereof for federal income tax purposes.  All relevant parties (including the Debtors, the Post-Consummation Trust Administrator and the Beneficiaries) will take all actions necessary to cause title to the Post-Consummation Trust Assets to be transferred to the Post-Consummation Trust.

G.           Disputed Claims Reserve

The Post-Consummation Trust Administrator will maintain, in accordance with the Post-Consummation Trust Administrator’s powers and responsibilities under the Plan and the Post-Consummation Trust Agreement, a Disputed Claims Reserve.  The Post-Consummation Trust Administrator will, in its sole discretion, distribute such amounts (net of any expenses, including any taxes relating thereto), as provided herein and in the Post-Consummation Trust Agreement, as such Disputed Claims are resolved pursuant to Article IX hereof, and such amounts may be distributed on account of such Disputed Claims as if such Disputed Claims had been Allowed Claims as of the Effective Date.  The Post-Consummation Trust will pay taxes on the taxable net income or gain allocable to Holders of Disputed Claims on behalf of such Holders and, when such Disputed Claims are ultimately resolved, Holders whose Disputed Claims are determined to be Allowed Claims will receive distributions from the Post-Consummation Trust net of the taxes that the Post-Consummation Trust previously paid on their behalf.

H.           Termination of the Post-Consummation Trust

The Post-Consummation Trust will terminate as soon as practicable, but in no event later than the fifth anniversary of the Effective Date; provided that, no more than 90 days prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Post-Consummation Trust for a finite period if such an extension is necessary to liquidate the Post-Consummation Trust Assets or to complete any distribution required by the Plan.  Multiple extensions may be obtained so long as Bankruptcy Court approval is obtained no more than 90 days prior to the expiration of each extended term.  The Post-Consummation Trust Administrator may, but shall not be required to, seek an opinion of counsel or a favorable ruling from the Internal Revenue Service that any extension would not adversely affect the status of the Post-Consummation Trust as a grantor trust for federal income tax purposes.

I.           Termination of the Post-Consummation Trust Administrator

The duties, responsibilities and powers of the Post-Consummation Trust Administrator will terminate in accordance with the terms of the Post-Consummation Trust Agreement.

J.           Professionals; Exculpation; Indemnification

The Post-Consummation Trust Administrator may retain and compensate professionals in accordance with the Post-Consummation Trust Agreement, including professionals who have been or are currently retained as estate professionals, and may retain one or more of the Debtors’ employees to provide continuity and assist in the activities of the Post-Consummation Trust in accordance with the terms of the Post-Consummation Trust Agreement.  The Post-Consummation Trust, the Post-Consummation Trust Administrator, and the professionals retained by the Post-Consummation Trust and their representatives will be exculpated and indemnified pursuant to the terms of the Post-Consummation Trust Agreement and Article XI.C and Article XI.D of the Plan.

ARTICLE IX.

PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS

A.           Resolution of Disputed Claims

1.           Prosecution of Claims Objections

The Debtors or the Committee, prior to the Effective Date, and thereafter the Post-Consummation Trust, shall have the exclusive authority to File objections on or before the Claims Objection Bar Date and settle, compromise, withdraw or litigate to judgment objections to any and all Claims.  From and after the Effective Date, the Post-Consummation Trust may settle, compromise or withdraw objections to any Disputed Claim without approval of the Bankruptcy Court or notice to any party.

(a)	Procedure for Omnibus Objections to Claims

Notwithstanding Bankruptcy Rule 3007, the Post-Consummation Trust is permitted to file omnibus objections to claims (an “Omnibus Objection”) on any grounds, including but not limited to those grounds specified in Bankruptcy Rule 3007(d).  The Post-Consummation Trust shall supplement each Omnibus Objection with particularized notice of objection (a “Notice”) to the specific person identified on the first page of each relevant proof of claim.  For claims that have been transferred, a Notice shall be provided only to the person or persons listed as being the owner of such claim on the Debtors’ claims register as of the date the Objection is filed.  The Notice shall include a copy of the relevant Omnibus Objection but not the exhibits thereto listing all claims subject to the objection thereby; rather, the notice shall (i) identify the particular claim or claims filed by the claimant that are the subject of the Omnibus Objection, (ii) provide a unique, specified and detailed basis for the objection, (iii) explain the proposed treatment of the claim, (iv) notify such claimant of the steps that must be taken to contest the objection, and (v) otherwise comply with the Bankruptcy Rules.

2.           Claims Estimation

Before the Effective Date, the Debtors, and after the Effective Date, the Post-Consummation Trust may, at any time, request that the Bankruptcy Court estimate (a) any Disputed Claim pursuant to applicable law and (b) any contingent or unliquidated Claim pursuant to applicable law, including section 502(c) of the Bankruptcy Code, regardless of whether the Debtors or the Post-Consummation Trust have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any Disputed Claim, contingent Claim or unliquidated Claim, including during the litigation concerning any objection to any Claim or during the pendency of any appeal relating to any such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register but that is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court.  In the event that the Bankruptcy Court estimates any Disputed Claim, contingent Claim or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim for all purposes under the Plan, including for purposes of distributions, and the Post-Consummation Trust may elect to pursue additional objections to the ultimate distribution on such Claim.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Post-Consummation Trust may elect to pursue any supplemental proceedings to object to any ultimate distribution on account of such Claim.  Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before 20 days after the date on which such Claim is estimated.  Each of the aforementioned Claims and objection, estimation and resolution procedures are cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

3.           Deadline to File Objections to Claims

Any objections to Claims, other than Administrative Claims, shall be Filed no later than the Claims Objection Bar Date.

B.           Claims Allowance

Except as expressly provided herein or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall be deemed Allowed unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order (including the Confirmation Order) in the Chapter 11 Cases allowing such Claim.  Except as expressly provided by the Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), the Post-Consummation Trust will have and shall retain after the Effective Date any and all rights and defenses that the Debtors had with respect to any Claim as of the Petition Date.

C.           Controversy Concerning Impairment

If a controversy arises as to whether any Claims or any Class of Claims are Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine any such controversy before the Confirmation Date.

D.           Disallowance of Claims

All Claims of any Entity from which property is sought by the Debtors or the Post-Consummation Trust, as applicable, under section 542, 543, 550 or 553 of the Bankruptcy Code or that the Debtors or the Post-Consummation Trust allege is a transferee of a transfer that is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code shall be disallowed if such Entity or transferee has failed to turnover such property.

EXCEPT AS OTHERWISE AGREED TO BY THE DEBTORS OR THE POST-CONSUMMATION TRUST, AS APPLICABLE, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE APPLICABLE CLAIMS BAR DATE SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT FURTHER

NOTICE TO OR ACTION, ORDER OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS SUCH LATE PROOF OF CLAIM IS DEEMED TIMELY FILED BY A FINAL ORDER OF THE BANKRUPTCY COURT ON OR BEFORE THE LATER OF (1) THE CONFIRMATION HEARING AND (2) THE FIRST BUSINESS DAY THAT IS 45 DAYS AFTER THE APPLICABLE CLAIMS BAR DATE.

E.           Amendments to Claims

On or after the Effective Date, except as otherwise provided herein, a Claim may not be re-Filed or amended without the prior authorization of the Bankruptcy Court or the Post-Consummation Trust, and any such re-Filed or amended Claim shall be deemed disallowed and expunged without any further notice to or action, order or approval of the Bankruptcy Court.

ARTICLE X.

CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN

A.           Conditions Precedent to Confirmation

It shall be a condition precedent to Confirmation hereof that

1.           all provisions, terms and conditions hereof are approved in the Confirmation Order; and

2.           the proposed Confirmation Order shall be in form and substance acceptable to the Debtors; provided that the Debtors may seek an expedited hearing before the Bankruptcy Court to address any objections to such orders.

B.           Conditions Precedent to Consummation

It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article X.C hereof:

1.           the Plan and all Plan Supplement documents, including any amendments, modifications or supplements thereto shall be acceptable to the Debtors;

2.           the Confirmation Order shall have been entered and become a Final Order in form and substance satisfactory to the Debtors.  The Confirmation Order shall provide that, among other things, the Debtors or the Post-Consummation Trust, as appropriate, are authorized and directed to take all actions necessary or appropriate to consummate the Plan, including entering into, implementing and consummating the contracts, instruments, releases, leases or other agreements or documents created in connection with or described in the Plan, including the implementation of the Post-Consummation Trust;

3.           all documents and agreements necessary to implement the Plan, including the Post-Consummation Trust Agreement, shall have (a) been tendered for delivery and (b) been effected or executed;

4.           all actions, documents, certificates and agreements necessary to implement this Plan shall have been effected or executed and delivered to the required parties and, to the extent required, Filed with the applicable governmental units in accordance with applicable laws; and

5.           the Debtors shall have sufficient assets to pay all Allowed Administrative Claims in full.

C.           Waiver of Conditions

The conditions precedent to Confirmation of the Plan and to Consummation of the Plan set forth in this Article X may be waived by the Debtors without notice, leave or order of the Bankruptcy Court or any formal action other than by proceeding to confirm or consummate the Plan.

D.           Effect of Non Occurrence of Conditions to Consummation

If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any claims by or Claims against or Equity Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders or any other Entity; or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Entity in any respect.

ARTICLE XI.

SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS

A.           Compromise and Settlement

Notwithstanding anything contained herein to the contrary, the allowance, classification and treatment of all Allowed Claims and their respective distributions and treatments hereunder takes into account and conforms to the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) and section 510(c) of the Bankruptcy Code or otherwise.  As of the Effective Date, any and all such rights described in the preceding sentence are settled, compromised and released pursuant hereto.  The Confirmation Order will constitute the Bankruptcy Court’s finding and determination that the settlements reflected in the Plan are (1) in the best interests of the Debtors, their estates and all Holders of Claims, (2) fair, equitable and reasonable, (3) made in good faith and (4) approved by the Bankruptcy Court pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019.  In addition, the allowance, classification and treatment of Allowed Claims take into account any Causes of Action, whether under the Bankruptcy Code or otherwise under applicable non-Bankruptcy law, that may exist: (1) between the Debtors, on the one hand, and the Debtor Releasees, on the other hand; and (2) between the Releasing Parties, on the one hand, and the Debtor Releasees, on the other hand; and, as of the Effective Date, any and all such Causes of Action are settled, compromised and released pursuant hereto.  The Confirmation Order shall approve the releases by all Entities of all such contractual, legal and equitable subordination rights or Causes of Action that are satisfied, compromised and settled pursuant hereto.

In accordance with the provisions of this Plan, and pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date (1) the Post-Consummation Trust may, in its sole and absolute discretion, compromise and settle Claims against the Debtors, and (2) the Post-Consummation Trust may, in its respective sole and absolute discretion, compromise and settle Causes of Action against other Entities.

B.           Release to Debtor Releasees

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, ON THE EFFECTIVE DATE AND EFFECTIVE AS OF THE EFFECTIVE DATE AND IMMEDIATELY PRIOR TO THE DEBTORS’ TRANSFER OF ASSETS TO THE POST-CONSUMMATION TRUST (SUCH THAT THE POST-CONSUMMATION TRUST WILL NOT RECEIVE ANY CLAIM RELEASED HEREUNDER), FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE DEBTOR RELEASEES, INCLUDING THE SERVICES OF THE DEBTORS’ PRESENT AND FORMER OFFICERS, DIRECTORS AND ADVISORS IN FACILITATING THE EXPEDITIOUS IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED HEREBY, EACH OF THE DEBTORS AND THE RELEASING PARTIES DISCHARGE AND RELEASE AND SHALL BE DEEMED TO HAVE PROVIDED A FULL DISCHARGE AND RELEASE TO EACH DEBTOR RELEASEE (AND EACH SUCH DEBTOR RELEASEE SO RELEASED SHALL BE DEEMED FULLY RELEASED AND DISCHARGED BY THE DEBTORS AND THE ESTATES) AND THEIR RESPECTIVE PROPERTIES FROM ANY AND ALL CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR NON-CONTINGENT, EXISTING AS OF THE EFFECTIVE DATE IN LAW, AT EQUITY, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, INCLUDING THOSE THAT ANY OF THE DEBTORS OR THE POST-CONSUMMATION TRUST WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR AN EQUITY INTEREST OR OTHER ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT ON BEHALF OF ANY OF THE DEBTORS OR ANY OF THEIR ESTATES, INCLUDING CAUSES OF ACTION ARISING UNDER CHAPTER 5 OF THE BANKRUPTCY CODE.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASE IS: (1) IN

EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE DEBTOR RELEASEES; (2) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASE; (3) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS; (4) FAIR, EQUITABLE AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (6) A BAR TO ANY OF THE DEBTORS OR THE POST-CONSUMMATION TRUST ASSERTING ANY CLAIM RELEASED BY THE DEBTOR RELEASE.

NOTHING IN THE DEBTORS’ BANKRUPTCY PROCEEDINGS, CONFIRMATION ORDER, JOINT PLAN OF LIQUIDATION, THE BANKRUPTCY CODE (AND SECTION 1141 THEREOF), OR ANY OTHER DOCUMENT FILED IN THE DEBTORS’ BANKRUPTCY CASES SHALL IN ANY WAY BE CONSTRUED TO DISCHARGE, RELEASE, LIMIT, OR RELIEVE ANY NON-DEBTOR PARTY, IN ANY CAPACITY, FROM ANY LIABILITY OR RESPONSIBILITY WITH RESPECT TO THE PENSION PLAN OR ANY OTHER DEFINED BENEFIT PENSION PLAN UNDER ANY LAW, GOVERNMENTAL POLICY, OR REGULATORY PROVISION.  PBGC AND THE PENSION PLAN SHALL NOT BE ENJOINED OR PRECLUDED FROM ENFORCING SUCH LIABILITY OR RESPONSIBILITY BY ANY OF THE PROVISIONS OF THE JOINT PLAN OF LIQUIDATION, CONFIRMATION ORDER, BANKRUPTCY CODE, OR ANY OTHER DOCUMENT FILED IN ANY THE DEBTORS’ BANKRUPTCY CASES.

C.           Exculpation

The Exculpated Parties shall neither have, nor incur any liability to any Entity for any prepetition or postpetition act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Consummation of the Plan, the Disclosure Statement, the Post-Consummation Trust Agreement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors; provided, however, that the foregoing “Exculpation” shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct; provided, further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Plan.

D.           Indemnification Provisions

Notwithstanding anything herein to the contrary, the Debtors, as of the Effective Date, shall assume and assign to the Post-Consummation Trust all Indemnification Provisions.  All Indemnification Provisions in place on and prior to the Effective Date for current and former officers, directors and employees of the Debtors and their subsidiaries and such current and former officers’, directors’ and employees’ respective Affiliates shall survive the Effective Date for all Claims related to or in connection with, without limitation, any actions, omissions or transactions occurring prior to the Effective Date.

E.           Preservation of Rights of Action / Reservation of Rights

1.           Maintenance of Causes of Action

Except as otherwise provided in the Plan or Confirmation Order, after the Effective Date, the Post-Consummation Trust shall retain all rights to and shall have standing to commence, pursue, litigate or settle, as appropriate, any and all Causes of Action including, but not limited to, any Chapter 5 Claims, whether existing as of the Petition Date or thereafter arising, in any court or other tribunal including in an adversary proceeding Filed in one or more of the Chapter 11 Cases

The Post-Consummation Trust Administrator may in his or her sole discretion elect not to pursue any Causes of Action that the Post-Consummation Trust Administrator otherwise has authority to pursue hereunder (including Chapter 5 Claims) the pursuit of which the Post-Consummation Trust Administrator deems not to be in the best interest of the Estates or the Post-Consummation Trust.

Except as specifically provided herein or in the Confirmation Order, nothing contained herein or in the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, Cause of Action (including Chapter 5 Claims), right of setoff, or other legal or equitable defense that the Debtors had immediately prior to the Petition Date, against or with respect to any Claim whether impaired or left unimpaired by the Plan.  The Post-Consummation Trust and Post-Consummation Trust Administrator, as the case may be, shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action (including Chapter 5 Claims), rights of setoff, or other legal or equitable defenses which they or any of them had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all legal and equitable rights of the Debtors respecting any Claim whether impaired or left unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

Except as otherwise provided in the Plan, the Aviation Purchase Agreement or Confirmation Order, any claims, rights, Causes of Action and Insider Causes of Action that the Debtors may hold against any Entity shall vest in the Post-Consummation Trust on the Effective Date and the Post-Consummation Trust shall have the exclusive right and authority to institute, prosecute, abandon, settle or compromise any and all such claims, rights and Causes of Action, and the Post-Consummation Trust shall not require the consent or approval of any party or any further order of the Bankruptcy Court to settle or resolve any claims, rights and Causes of Action.

2.           Preservation of All Causes of Action Not Expressly Sold, Settled or Released

Unless a claim or Cause of Action against a Holder of a Claim or an Equity Interest or other Entity is acquired by the Aviation Purchaser pursuant to the Aviation Purchase Agreement (and is not an Excluded Asset) or is expressly waived, abandoned, relinquished, released, compromised or settled in the Plan or any Final Order (including the Confirmation Order), the Debtors expressly reserve such claim or Cause of Action for later action by the Debtors or the Post-Consummation Trust (including claims and Causes of Action of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such claims or Causes of Action upon or after the Confirmation or Consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such claims or Causes of Action have been expressly released in the Plan (including, and for the avoidance of doubt, the Debtor Release contained in Article XI.B hereof) or any other Final Order (including the Confirmation Order). In addition, the Debtors and the Post-Consummation Trust and the Post-Consummation Trust Administrator, as the case may be, reserve the right to pursue or adopt any claims alleged in any lawsuit in which the Debtors are a plaintiff, defendant or an interested party, against any Entity, including the plaintiffs or co-defendants in such lawsuits except where such claims or Causes of Action have been released in the Plan or any other Final Order (including the Confirmation Order).

ALL ESTATE CAUSES OF ACTION SHALL SURVIVE CONFIRMATION AND THE COMMENCEMENT OR PROSECUTION OF CAUSES OF ACTION SHALL NOT BE BARRED OR LIMITED BY ANY ESTOPPEL, WHETHER JUDICIAL, EQUITABLE, OR OTHERWISE.  The Post-Consummation Trust Administrator’s rights to commence and prosecute Causes of Action (including Chapter 5 Claims) shall not be abridged or materially altered in any manner by reason of confirmation of the Plan.  No defendant party to any Cause of Action (including a Chapter 5 Claim) shall be entitled to assert any defense based, in whole or in part, upon confirmation of the Plan, and confirmation of the Plan shall not have any res judicata or collateral estoppel effect upon the commencement and prosecution of Causes of Action (including Chapter 5 Claims).

F.           Preservation of Insurance.

Nothing in the Plan shall diminish or impair the enforceability of any policies of insurance that may cover claims or causes of action against any Debtor or any other Entity.

G.           Injunction

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, ALL ENTITIES WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS, EQUITY INTERESTS, CAUSES OF ACTION OR LIABILITIES THAT: (1) HAVE BEEN RELEASED PURSUANT TO ARTICLE XI.B HEREOF; OR (2) ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE XI.C HEREOF (BUT ONLY TO THE EXTENT OF THE EXCULPATION PROVIDED IN ARTICLE XI.C) ARE PERMANENTLY ENJOINED AND PRECLUDED, FROM AND AFTER THE EFFECTIVE DATE, FROM: (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED (INCLUDING THE POST-CONSUMMATION TRUST) (OR THE PROPERTY OR ESTATE OF ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED, DISCHARGED OR EXCULPATED CLAIMS, EQUITY INTERESTS, CAUSES OF ACTION OR LIABILITIES; (B) ENFORCING, ATTACHING, COLLECTING OR RECOVERING BY ANY MANNER

OR MEANS ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED (INCLUDING THE POST-CONSUMMATION TRUST) (OR THE PROPERTY OR ESTATE OF ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED, DISCHARGED OR EXCULPATED CLAIMS, EQUITY INTERESTS, CAUSES OF ACTION OR LIABILITIES; (C) CREATING, PERFECTING OR ENFORCING ANY LIEN, CLAIM OR ENCUMBRANCE OF ANY KIND AGAINST ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED (INCLUDING THE POST-CONSUMMATION TRUST) (OR THE PROPERTY OR ESTATE OF ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED, DISCHARGED OR EXCULPATED CLAIMS, EQUITY INTERESTS, CAUSES OF ACTION OR LIABILITIES; (D) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED (INCLUDING THE POST-CONSUMMATION TRUST) (OR THE PROPERTY OR ESTATE OF ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED, DISCHARGED OR EXCULPATED CLAIMS, EQUITY INTERESTS, CAUSES OF ACTION OR LIABILITIES UNLESS SUCH HOLDER HAS FILED A MOTION REQUESTING THE RIGHT TO PERFORM SUCH SETOFF ON OR BEFORE THE CONFIRMATION DATE, AND NOTWITHSTANDING ANY INDICATION IN A PROOF OF CLAIM OR INTEREST OR OTHERWISE THAT SUCH HOLDER ASSERTS, HAS OR INTENDS TO PRESERVE ANY RIGHT OF SETOFF PURSUANT TO SECTION 553 OF THE BANKRUPTCY CODE OR OTHERWISE; AND (E) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED (INCLUDING THE POST-CONSUMMATION TRUST) (OR THE PROPERTY OR ESTATE OF ANY ENTITY SO RELEASED, DISCHARGED OR EXCULPATED) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED, DISCHARGED OR EXCULPATED CLAIMS, EQUITY INTERESTS, CAUSES OF ACTION OR LIABILITIES RELEASED OR SETTLED PURSUANT TO THE PLAN.

ARTICLE XII.

BINDING NATURE OF PLAN

THIS PLAN SHALL BIND ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS, NOTWITHSTANDING WHETHER ANY SUCH HOLDERS DID NOT VOTE TO ACCEPT OR REJECT THE PLAN, VOTED TO REJECT THE PLAN, OR WERE DEEMED TO REJECT THE PLAN.

ARTICLE XIII.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain such jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and the Plan as legally permissible, including jurisdiction to:

1.           allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of any Claim;

2.           grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

3.           resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to adjudicate and, if necessary, liquidate, any Claims arising therefrom;

4.           resolve any issues related to any matters adjudicated in the Chapter 11 Cases;

5.           ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

6.           decide or resolve any motions, adversary proceedings, contested or litigated matters and any other Causes of Action that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving a Debtor that may be pending on the Effective Date or instituted by the Post-Consummation Trust after the Effective Date; provided that the Post-Consummation Trust shall reserve the right to commence actions in all appropriate forums and jurisdictions;

7.           enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan, the Aviation Sale Order, the Aviation Sale Transaction and the Post-Consummation Trust and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with the Plan, the Plan Supplement, the Post-Consummation Trust Agreement, the Sale Agreement or the Disclosure Statement;

8.           resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan, the Aviation Sale Order, the Aviation Sale Transaction or the Post-Consummation Trust;

9.           issue injunctions and enforce them, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan, except as otherwise provided in the Plan;

10.           enforce Article XI.A, Article XI.B, Article XI.C, Article XI.D, and Article XI.E;

11.           enforce the injunction set forth in Article XI.G hereof;

12.           resolve any cases, controversies, suits or disputes with respect to any Debtor Release, Exculpation, Indemnification or other provisions contained in Article XI and enter such orders or take such others actions as may be necessary or appropriate to implement or enforce all such releases, injunctions and other provisions;

13.           enter and implement such orders or take such others actions as may be necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

14.           resolve any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document adopted in connection with the Plan, the Aviation Sale Transaction or the Disclosure Statement; and

15.           enter an order concluding the Chapter 11 Cases.

ARTICLE XIV.

MISCELLANEOUS PROVISIONS

A.           Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930 after the Effective Date shall be paid prior to the closing of the Chapter 11 Cases when due or as soon thereafter as practicable.

B.           Automatic Dissolution of Committee

The Committee shall automatically dissolve on the Effective Date without any further action by the Committee.

C.           Modification of Plan

Effective as of the date hereof and subject to the limitations and rights contained in the Plan: (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order; and (b) after the entry of the Confirmation Order, the Debtors or the Post-Consummation Trust, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

D.           Revocation of Plan

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent chapter 11 plans.  If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan and any document or agreement executed pursuant hereto shall be deemed null and void except as may be set forth in a separate order entered by the Bankruptcy Court; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtor or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by the Debtors or any other Entity.

E.           Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to herein shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

F.           Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order.  Neither the filing of the Plan, any statement or provision contained herein, nor the taking of any action by a Debtor or any other Entity with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of: (1) any Debtor with respect to the Holders of Claims or Equity Interests or other Entity; or (2) any Holder of a Claim or an Equity Interest or other Entity prior to the Effective Date.

G.           Section 1146 Exemption

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto, shall not be subject to any stamp tax, document recording tax, conveyance fee, intangibles or similar tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment.

H.           Further Assurances

The Debtors or the Post-Consummation Trust, as applicable, all Holders of Claims receiving distributions hereunder and all other Entities shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

I.           Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted, provided that any such alteration or interpretation must be in form and substance acceptable to the Debtors; provided further that the Debtors may seek an expedited hearing before the Bankruptcy Court to address any objection to any such alteration or interpretation of the foregoing. Notwithstanding any such order by the Bankruptcy Court, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

J.           Service of Documents

Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors shall be sent to:

RCLC, Inc. f/k/a Ronson Corporation
Attn: Daryl Holcomb
1480 Route 9 North, Suite 301
Woodbridge, NJ 07095

with copies to:

Michael D. Sirota, Esq.
David M. Bass, Esq.
COLE, SCHOTZ, MEISEL, FORMAN
& LEONARD, P.A.
A Professional Corporation
Court Plaza North
25 Main Street
P.O. Box 800
Hackensack, New Jersey 07602-0800
(201) 489-3000
(201) 489-1536 Facsimile
Attorneys for RCLC, Inc., et al.,
Debtors-in-Possession

K.           Filing of Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

Dated: March 23, 2011

Respectfully submitted,

RCLC, INC. /s/ Daryl K. Holcomb Name: Daryl K. Holcomb Its: Vice President and Chief Financial Officer	RA LIQUIDATING CORP. /s/ Daryl K. Holcomb Name: Daryl K. Holcomb Its: Vice President and Chief Financial Officer
RCPC LIQUIDATING CORP. /s/ Daryl K. Holcomb Name: Daryl K. Holcomb Its: Vice President and Chief Financial Officer